UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2012

Naked Brand Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC  V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 9, 2012, we entered into a binding memorandum of understanding (the “Agreement”) with Shark Investments, LLC (“Shark”), whereby Shark has agreed to provide consulting services to our company, including assistance with brand management, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development of licensed products and financing assistance, for a two year period..  Under the terms of the Agreement, Shark will be paid a monthly fee of $5,000, the payment of which was effective September 1, 2012.  We have also agreed to grant Shark 600,000 stock options, each exercisable into one share of our common stock at a price of $0.25 per share until October 9, 2017.

We granted the stock options to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Section 4(2) of the Securities Act of 1933 and/or Rule 506 promulgated pursuant to the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

10.1           Memorandum of Understanding dated October 1, 2012 with Shark Investments, LLC.
10.2           Form of Stock Option Agreement with Shark Investments, LLC.
99.2           News Release of October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By:

/s/ Alex McAulay
Alex McAulay
Treasurer and Director

Date: October 15, 2012